UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 18, 2015

ISRAMCO, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-12500	13-3145265
State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2425 West Loop South Suite 810 Houston Texas 77027
 (Address of principal executive offices, including Zip Code)

713-621-3882
(Registrant's telephone number, including area code)

_______________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 18, 2015, Tamar Royalties LLC (“Tamar Royalties”), a newly formed, wholly-owned, special purpose subsidiary of Isramco, Inc. (the “Company”), entered into a term loan credit agreement (the “Facility”) with Deutsche Bank Trust Company Americas (“Deutsche Bank”), as facility agent for the lenders and as collateral agent for the secured parties, and with the lenders party thereto. The Facility provides for borrowings in the amount of $120,000,000 USD on a committed basis and is secured by, among other things, an overriding royalty interest in the Tamar Field, a natural gas field in the Mediterranean Sea, equal to 1.5375%, but is subject to increase to 2.7375% upon the Tamar project payout (the “Royalty Interest”).

In connection with the Facility, and pursuant to a royalties sale and contribution agreement, the Company contributed the Royalty Interest to Tamar Royalties in exchange for all of the ownership units of Tamar Royalties. Pursuant to the terms of its governing documents, Tamar Royalties will be managed by N.M.A. Energy Resources Ltd, a related party of the Company, and an independent manager, Donald J. Puglisi.

The following is a summary of the material terms of the Facility and is qualified in its entirety by reference to the text of the Exhibits hereto:

•
Tamar Royalties will borrow the entire $120,000,000 USD in its initial borrowing under the Facility.  The initial borrowing under the Facility shall bear annual interest based on the London Interbank Offered Rate (“LIBOR”) for a three-month interest period plus a spread of 2.75%.  The $120,000,000 initial borrowing under the Facility will be repaid over eight (8) years commencing July 1, 2015, in accordance with an amortization profile based on projected cash flows from the Royalty Interest.

•
Tamar Royalties’s obligations under the Facility are secured by a first ranking pledge of the shares of Tamar Royalties, first ranking pledge of all rights under the agreements creating the Royalty Interest, and a first priority security interest over the accounts created under the Facility.

•
The obligations of Tamar Royalties under the Facility are non-recourse to the Company, and the Company’s exposure under the Facility is limited to the value of the Company’s investment in Tamar Royalties, being the Royalty Interest.

•	After five (5) years, Tamar Royalties may prepay all or any part of borrowings owed under the Facility without penalty.

•	After three (3) years, Tamar Royalties may use the Royalty Interest as collateral for additional borrowings subject to certain terms and conditions in the Facility.

•
The Facility provides for certain requirements to be met within twenty (20) days of execution, including: (i) approval by the Israeli Petroleum Commissioner of the transfer of the Royalty Interest from Isramco, Inc. to Tamar Royalties and its registration of a security interest against the Royalty Interest; (ii) there are no events which violate the terms of the Facility; (iii) there are no material events adversely affecting the Collateral or the business of Tamar Royalties; and (iv) Tamar Royalties has completed its interest hedging requirements under the Facility, being the hedging of seventy-five percent (75%) of the outstanding balance against fluctuations in LIBOR.

•
So long as any amounts remain outstanding to the Lenders under the Facility, Tamar Royalties must, from and after the end of the Availability Period (as defined in the Facility), have a Historical Debt Service Coverage Ratio (as defined in the Facility) of not less than 1.00:1.00 and a Loan Life Coverage Ratio (as defined in the Facility) of at least 1.1:1.00.

•
The occurrence of events defined in the Facility as “Retention Events” or “Early Amortization Events” trigger certain rights of Deutsche Bank to: (i) upon occurrence of a Retention Event, direct proceeds from the Royalty Interest to the reserve account created under the facility; (ii) upon occurrence of an Early Amortization Event, direct proceeds from the Royalty Interest from the reserve account to pay funds in the manner specified for the repayment of loans under the Facility.

•
Under the Facility, Tamar Royalties has made certain representations and warranties and is required to comply with various covenants, reporting requirements and other customary requirements for similar facilities. The Facility contains customary events of default for similar financing transactions, inter alia: (a) the failure to make payment of principal or interest when due or any other payments under the Facility within two business days of when due; (b) the insolvency or bankruptcy of Tamar Royalties or Isramco Negev 2 Limited Partnership; (c) a change of control of Tamar Royalties shall have occurred; and (d) the breach by Tamar Royalties of the terms of other credit documents executed pursuant to the Facility. Upon the occurrence and during the continuation of an event of default, Deutsche Bank may declare the outstanding advances and all other obligations under the Facility immediately due and payable and/or apply, or direct the collateral agent to apply to the Israeli Petroleum Commissioner and, if applicable, the Israeli courts for the appointment of a receiver to sell all or any part of the Collateral and use the proceeds thereof to repay the loans and obligations arising under the Facility.

•	Tamar Royalties incurred certain customary costs and expenses in connection with obtaining the Facility.

In connection with the Facility, described above, the Company and Tamar Royalties have agreed to enter into an Intercompany Loan Agreement dated May 18, 2015 (the “Intercompany Loan Agreement”).  Pursuant to the terms of the Intercompany Loan Agreement, Tamar Royalties LLC will provide one or more loans to the Company in an aggregate principal amount not to exceed $108,000,000 USD.  The purpose of the Intercompany Loan is to repay indebtedness owed by the Company to related parties, to enable acquisitions and capital expenditures by the Company, and for other general corporate purposes of the Company. The material economic terms of each loan made pursuant to the Intercompany Loan Agreement will be identified in a confirmation between the Company and Tamar Royalties covering such loan(s).

In connection with the Intercompany Loan Agreement, the Company has made certain representations and warranties and is required to comply with various covenants, and other customary requirements for similar loan agreements. The Intercompany Loan Agreement contains customary events of default for similar financing transactions, inter alia: (a) the failure to make payment of principal or interest when due or any other payments under the Facility within five business days of when due; (b) the insolvency or bankruptcy of the Company; (c) the Company’s consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all of its assets to, a party failing to assume all the obligations of the Company or a resulting party that is materially weaker than the Company immediately prior to such action.

The foregoing descriptions of the Facility, the Intercompany Loan Agreement, and certain related agreements as set forth in this Item 1.01 are summaries only and are each qualified in all respects by the provisions of such agreements, copies of which are attached hereto as Exhibits 10.1 through 10.4 and are incorporated by reference herein.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Agreement of Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits:

10.1                      Credit Agreement dated as of May 18, 2015, by and among Tamar Royalties LLC, as Borrower, Deutsche Bank Trust Company Americas, as administrative agent, the lenders party thereto, as Lenders, and Deutsche Bank Trust Company Americas, as collateral agent.

10.2                      Royalties Sale and Contribution Agreement dated May 18, 2015, by and between Isramco, Inc., as Seller, and Tamar Royalties, LLC, as Borrower.

10.3                      Pledge, Assignment and Security Agreement dated as of May 18, 2015, by and between Tamar Royalties LLC, as Borrower, and Deutsche Bank Trust Company Americas, as collateral agent.

10.4                      Intercompany Loan Agreement dated as of May 18, 2015, by and between Isramco, Inc., as Payor, and Tamar Royalties, LLC, as Payee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISRAMCO, INC.

DATED: May 22, 2015	By:	/s/ Anthony James
Anthony James
Legal Counsel and Corporate Secretary